UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 30, 2015
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2015, the Board of Directors (the “Board”) of Axalta Coating Systems Ltd. (“Axalta”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Lori J. Ryerkerk to the Board as a Class III director, with a term expiring at Axalta’s 2017 annual general meeting. Ms. Ryerkerk was appointed to fill the Board seat vacated by Allan M. Holt, who retired from the Board on October 30, 2015.
Ms. Ryerkerk will also be appointed to the Audit Committee of the Board effective as of November 10, 2015. Prior to her appointment, the Board concluded that Ms. Ryerkerk satisfies all of the applicable independence requirements of Axalta, the New York Stock Exchange and the Securities and Exchange Commission. Ms. Ryerkerk currently serves as Executive Vice President, Global Manufacturing of Royal Dutch Shell.
Upon her appointment to the Board, Ms. Ryerkerk became entitled to receive the annual cash stipend for non-employee directors in the amount of $75,000, payable quarterly in arrears and prorated for partial service in the quarter. Ms. Ryerkerk was also granted Restricted Stock Units (“RSUs”) under the Axalta Coating Systems Ltd. 2014 Incentive Award Plan with a grant date fair value of approximately $34,000, which is based upon a $200,000 annual grant amount, prorated based on the number of days remaining in the calendar year on her date of appointment to the Board divided by 365 and rounded to the nearest whole share, which RSUs shall vest ratably over three years on the first, second and third anniversary of the grant date.
Item 7.01. Regulation FD Disclosure.
On November 2, 2015, Axalta issued a press release announcing the appointment of Ms. Ryerkerk to the Board. The press release is furnished as Exhibit 99.1 to this Item 7.01. The information furnished with this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On October 30, 2015, Axalta entered into Amendment No. 1 (the “Amendment”) to the Principal Stockholders Agreement by and among Axalta and shareholders affiliated with The Carlyle Group (“Carlyle”), dated November 14, 2014 (the “Agreement”). The Amendment amends the Agreement to, among other things: (i) reduce the maximum number of directors Carlyle is entitled to designate to five (while the Agreement previously provided Carlyle the right to designate six directors while holding between 25% and 35% of Axalta’s outstanding shares and ten directors while holding greater than 35% of Axalta’s outstanding shares); (ii) designate Martin W. Sumner, Wesley T. Bieligk, Gregory S. Ledford, Gregor P. Böhm and Orlando A. Bustos as the Carlyle designated directors; and (iii) provide that the size of the Board may not exceed nine directors while Carlyle owns at least 5% of Axalta’s outstanding shares.
Item 9.01. Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	November 2, 2015	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 2, 2015